AT&T INC.

Unaudited Pro Forma Condensed Combined Financial Information

June 30, 2006

Dollars in millions except per share amounts

The Unaudited Pro Forma Condensed Combined Financial Statements presented below are derived from the historical consolidated financial statements of AT&T Inc. (AT&T), BellSouth Corporation (BellSouth) and Cingular Wireless LLC (Cingular). The Unaudited Pro Forma Condensed Combined Financial Statements do not give effect to the consolidation of the YellowPages.com, which we refer to as YPC, a joint venture between AT&T and BellSouth, for which AT&T’s and BellSouth’s total investment was approximately $100 at June 30, 2006. The Unaudited Pro Forma Condensed Combined Financial Statements are prepared using the purchase method of accounting, with AT&T treated as the acquirer and as if the acquisition of BellSouth had been completed on January 1, 2005 for statement of income purposes and June 30, 2006 for balance sheet purposes.

The Unaudited Pro Forma Condensed Combined Financial Statements are based upon the historical financial statements of AT&T, BellSouth and Cingular adjusted to give effect to the BellSouth acquisition. The pro forma amounts have been developed from (a) the unaudited consolidated financial statements of AT&T contained in its Quarterly Report on Form 10-Q for the six-month period ended June 30, 2006, (b) the unaudited consolidated financial statements of BellSouth contained in its Quarterly Report on Form 10-Q for the six-month period ended June 30, 2006, and (c) the unaudited consolidated financial statements of Cingular contained in its Quarterly Report on Form 10-Q for the six-month period ended June 30, 2006.

As of the date of this document, AT&T has not performed the detailed valuation studies necessary to arrive at the required estimates of the fair market value of the BellSouth assets to be acquired and the liabilities to be assumed (which will include the fair value adjustments for BellSouth’s 40 percent interest in Cingular) and the related allocations of purchase price, nor has it identified the adjustments necessary, if any, to conform BellSouth and Cingular data to AT&T’s accounting policies. As indicated in Note 2 to the Unaudited Pro Forma Condensed Combined Financial Statements, AT&T has made certain adjustments to the historical book values of the assets and liabilities of BellSouth and Cingular to reflect certain preliminary estimates of the fair values necessary to prepare the Unaudited Pro Forma Condensed Combined Financial Statements, with the excess of the purchase price over the historical net assets of BellSouth, as adjusted to reflect estimated fair values, recorded as goodwill. Actual results may differ from these Unaudited Pro Forma Condensed Combined Financial Statements once AT&T has determined the final purchase price for BellSouth and has completed the valuation studies necessary to finalize the required purchase price allocations and identified any necessary conforming accounting changes for BellSouth and Cingular. There can be no assurance that such finalization will not result in material changes.

Additionally, as of the date of this document, AT&T has not completed the final valuations included in the June 30, 2006 AT&T consolidated balance sheet. The values of certain assets and liabilities assumed in the November 18, 2005 acquisition of AT&T Corp. (ATTC) are based on preliminary valuations and are subject to adjustment as additional information is obtained. Such additional information includes, but is not limited to: valuations and physical counts of PP&E, valuation of investments and involuntary termination of employees. In valuing acquired assets and assumed liabilities, fair values were based on: future expected discounted cash flows for trade names and customer relationships; current replacement cost for similar capacity and obsolescence for certain fixed assets; comparable market rates for contractual obligations and certain investments, real estate and liabilities, including pension and postretirement benefits; expected settlement amounts for litigation and contingencies, and; as appropriate, discount and growth rates. In accordance with U.S. generally accepted accounting principles, which we refer to as GAAP, AT&T has 12 months from the closing of the ATTC acquisition to finalize the valuation. Changes to PP&E may result in adjustments to the fair value of certain identifiable intangible assets acquired. When finalized, material adjustments to goodwill may result.

AT&T INC.

Unaudited Pro Forma Condensed Combined Financial Information – Continued

June 30, 2006

Dollars in millions except per share amounts

The Unaudited Pro Forma Condensed Combined Financial Statements are provided for illustrative purposes only and do not purport to represent what the actual consolidated results of operations or the consolidated financial position of AT&T would have been had the BellSouth acquisition occurred on the dates assumed, nor are they necessarily indicative of future consolidated results of operations or consolidated financial position.

The Unaudited Pro Forma Condensed Combined Financial Statements do not include the realization of future cost savings from operating efficiencies, revenue synergies or other restructuring costs expected to result from the ATTC and BellSouth acquisitions.

The Unaudited Pro Forma Condensed Combined Financial Statements should be read in conjunction with the separate historical consolidated financial statements and accompanying notes of AT&T, BellSouth and Cingular.

AT&T INC.

Unaudited Pro Forma Condensed Combined Financial Statements

Dollars in millions except per share amounts

AT&T INC.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME FOR THE SIX MONTHS ENDED JUNE 30, 2006
Historical	Adjustments
AT&T	BellSouth	Consolidation of Cingular	Other	Combined

Total Operating Revenues	$31,605	$10,377	$18,198	(a3)	$(1,140)	(c1)	$58,336
					(387)	(d1)
					(317)	(d2)
Operating Expenses
Cost of sales (exclusive of
depreciation and amortization
shown separately below)	14,056	4,069	7,493	(a3)	(1,140)	(c1)	23,666
					-	(c2)
					(387)	(d1)
					(108)	(d3)
					(317)	(d2)
Selling, general andadministrative	7,776	1,901	5,603	(a3)	(1)	(c2)
					(38)	(d3)	15,241
Depreciation and amortization	4,978	1,791	3,278	(a3)	(282)	(c4)
					791	(a5)	11,959
					1,403	(b3)
Asset impairment and net
restructuring and other charges	-	65	-		-		65

Total Operating Expenses	26,810	7,826	16,374		(79)		50,931

Operating Income	4,795	2,551	1,824		(1,765)		7,405

Interest expense	936	558	595	(a3)	(233)	(c1)	1,821
					13	(c3)
					(48)	(d4)
Other income (expense) – net	995	474	(69)	(a3)	(233)	(c1)	273
			(894)	(a3)

Income Before Income Taxes	4,854	2,467	266		(1,730)		5,857

Provision for income taxes	1,601	796	266	(a3)	(662)	(f)	2,001

Net Income	$3,253	$1,671	$-		$(1,068)		$3,856

Basic Earnings Per Share:
Net Income	$0.84	$0.93					$0.61	(e)
Weighted Average Common Shares
Outstanding (000,000)	3,884	1,802					6,285
Diluted Earnings Per Share:
Net Income	$0.83	$0.92					$0.61	(e)
Weighted Average Common Shares
Outstanding with Dilution
(000,000)	3,903	1,809					6,313

The accompanying notes are an integral part of the Unaudited Pro Forma Condensed Combined Financial Statements.

AT&T INC.

Unaudited Pro Forma Condensed Combined Financial Statements - Continued

Dollars in millions except per share amounts

AT&T INC.
UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET AS OF JUNE 30, 2006
	Historical		Pro Forma
			Adjustments
	AT&T	BellSouth	Consolidation of Cingular		Other		Combined
Assets
Current Assets
Cash and cash equivalents	$1,097	$259	$189	(a1)	$-		$1,545
Accounts receivable – net	8,484	2,472	3,773	(a1)	-		14,729
Other current assets	4,054	1,823	2,377	(a1)	-		8,254
Total current assets	13,635	4,554	6,339		-		24,528
Property, Plant and Equipment – Net	58,351	21,920	22,138	(a1)	1,606	(b2)	104,015
Goodwill	13,433	-	22,005	(a1)	37,702	(b)	64,810
			472	(a2)	(8,802)	(a4)
Other Intangibles – Net	7,978	1,606	27,713	(a1)	10,200	(b3)	52,606
					5,300	(a5)
					12,500	(a5)
					(11,085)	(a4)
					(1,606)	(b2)
Investments in Equity Affiliates	2,147	32	1	(a1)			2,180
Investments in and Advances to Cingular Wireless	32,656	22,108	(32,656)	(a2)			-
			(22,108)	(a2)
Other Assets	16,150	8,218	748	(a1)	6	(b4)	23,967
					(1,155)	(b2)
Total Assets	$144,350	$58,438	$24,652		$44,666		$272,106

Liabilities and Stockholders’ Equity
Current Liabilities
Debt maturing within one year	$3,314	$4,325	$2,995	(a1)	$-		$8,931
			(1,703)	(a2)	-
Other current liabilities	19,718	5,042	6,311	(a1)	-		31,071
Total current liabilities	23,032	9,367	7,603		-		40,002
Long-Term Debt	27,159	13,047	18,509	(a1)	(234)	(a7)	51,395
			(6,717)	(a2)	(369)	(b5)
Other Noncurrent liabilities	38,690	11,453	5,257	(a1)	5,375	(b4)	59,643
					(1,155)	(b2)
					23	(a6)
Total Noncurrent liabilities	65,849	24,500	17,049		3,640		111,038

Stockholders’ Equity
Common shares issued	4,065	2,020	-		(2,020)	(b6)	6,466
					2,401	(b1)
Capital in excess of par value	27,217	7,919	-		(7,919)	(b6)	90,413
					63,196	(b1)

Members’ capital	-	-	45,882	(a1)			-
			(45,882)	(a2)
Retained earnings (deficit)	29,771	20,965	-		(20,965)	(b6)	29,771
Treasury shares (at cost)	(5,002)	(6,352)	-		6,352	(b6)	(5,002)
Accumulated other comprehensive	(582)	19	(10)	(a1)	(19)	(b6)	(582)
income			10	(a2)
Total stockholders’ equity	55,469	24,571	-		41,026		121,066
Total Liabilities and Stockholders’ Equity	$144,350	$58,438	$24,652		$44,666		$272,106

AT&T INC.

Notes to Unaudited Pro Forma Condensed Combined Financial Statements

Dollars in millions except per share amounts

Note 1. Basis of Presentation

The accompanying Unaudited Pro Forma Condensed Combined Financial Statements present the pro forma consolidated financial position and results of operations of the combined company based upon the historical financial statements of AT&T, BellSouth and Cingular, after giving effect to the BellSouth merger and adjustments described in these footnotes, and are intended to reflect the impact of the pending BellSouth acquisition on AT&T. The Unaudited Pro Forma Condensed Combined Financial Statements do not give effect to the consolidation of the YPC joint venture between AT&T and BellSouth, for which AT&T’s and BellSouth’s aggregate total investment was approximately $100 at June 30, 2006. On March 5, 2006, AT&T and BellSouth jointly announced the execution of the merger agreement, pursuant to which AT&T would acquire BellSouth in a transaction in which each BellSouth common share would be converted into and exchanged for 1.325 AT&T common shares. Based on the average closing price of the AT&T common shares for the two days prior to, including, and two days subsequent to the public announcement of the merger (March 5, 2006) of $27.32, the purchase price would be $65,597.

AT&T and BellSouth jointly own Cingular, with AT&T holding a 60 percent interest and BellSouth holding a 40 percent interest. Control of Cingular is shared equally by AT&T and BellSouth. AT&T and BellSouth historically each have accounted for Cingular under the equity method of accounting, recording the proportional share of Cingular’s income as equity in net income of affiliates on the respective consolidated statements of income and reporting the ownership percentage of Cingular’s net assets as “Investments in and Advances to Cingular Wireless.” After the merger, BellSouth and Cingular will be wholly-owned subsidiaries of AT&T.

The accompanying Unaudited Pro Forma Condensed Combined Financial Statements are presented for illustrative purposes only and do not give effect to any cost savings, revenue synergies or restructuring costs which may result from the integration of AT&T’s, BellSouth’s and Cingular’s operations.

Additionally, the Unaudited Pro Forma Condensed Combined Financial Statements do not include any transaction costs relating to the merger that will be included by AT&T as part of the purchase price (as those amounts are anticipated to be immaterial to the total purchase price). The Unaudited Pro Forma Condensed Combined Balance Sheet reflects the merger as if it was completed on June 30, 2006 and includes AT&T’s preliminary valuations of PP&E, intangible assets, employee benefit plans, debt and certain other assets and liabilities acquired in the November 18, 2005 ATTC acquisition. In valuing acquired assets and assumed liabilities, fair values were based on: future expected discounted cash flows for trade names and customer relationships; current replacement cost for similar capacity and obsolescence for certain fixed assets; comparable market rates for contractual obligations and certain investments, real estate and liabilities, including pension and postretirement benefits; expected settlement amounts for litigation and contingencies, and; appropriate discount and growth rates. AT&T has 12 months from the November 2005 closing of the ATTC acquisition to finalize the valuations. Finalization of the valuation and purchase price allocation of the ATTC acquisition could result in material adjustments to the AT&T consolidated balance sheet. The Unaudited Pro Forma Combined Condensed Statement of Income reflects the BellSouth acquisition as if it had been completed on January 1, 2005.

AT&T INC.

Dollars in millions except per share amounts

Note 2. Pro Forma Adjustments

(a)	The Unaudited Pro Forma Condensed Combined Balance Sheet includes adjustments to reflect the consolidation of Cingular as a wholly-owned subsidiary of AT&T.

(a1)

AT&T and BellSouth historically each have accounted for Cingular under the equity method of accounting, reporting the ownership percentage of Cingular’s net assets as “Investments in and Advances to Cingular Wireless” on their respective consolidated balance sheets.

At June 30, 2006, AT&T’s total investment in Cingular was $32,656. The Unaudited Pro Forma Condensed Combined Balance Sheet has been adjusted to remove AT&T’s “Investment in and Advances to Cingular Wireless” and to record, by category, AT&T’s 60 percent ownership of Cingular’s assets and liabilities as reported in Cingular’s consolidated balance sheet included in their Quarterly Report on Form 10-Q. AT&T’s 60 percent ownership of Cingular’s assets and liabilities remains at the existing historical book values after the merger.

At June 30, 2006, BellSouth’s total investment in Cingular was $22,108. The Unaudited Pro Forma Condensed Combined Balance Sheet has been adjusted to remove BellSouth’s “Investment in and Advances to Cingular Wireless” and to record, by category, BellSouth’s 40 percent ownership of the fair value of Cingular’s assets and liabilities as reported in Cingular’s consolidated balance sheet included in their Quarterly Report on Form 10-Q, with fair values approximating historical book values as of June 30, 2006, unless otherwise noted in a4 through a7.

(a2)

The Unaudited Pro Forma Condensed Combined Balance Sheet has been adjusted to eliminate Cingular’s June 30, 2006 “Members’ Capital,” other equity amounts, amounts due to AT&T and BellSouth under the Cingular revolving credit agreement and long-term debt due to AT&T and BellSouth as follows:

Investments in and Advances to Cingular Wireless
AT&T	$32,656
BellSouth	22,108
Combined investment in Cingular	$54,764

Member investment reflected as goodwill	$472
Cingular revolving credit agreement with parents	1,703
Cingular long-term debt due to parents	6,717
Cingular’s unrecognized losses	(10)
Cingular’s members capital	45,882
$54,764

(a3)

AT&T and BellSouth historically each have accounted for Cingular under the equity method of accounting, recording the proportional share of Cingular’s income as equity in net income of affiliates on the respective consolidated statements of income. The Unaudited Pro Forma Combined Statement of Income has been adjusted to remove equity in net income of affiliates recorded by AT&T and BellSouth ($894 in total included in “Other income (expense) – net” in the condensed combined statement of income) and to record, by category, Cingular’s results as reported in Cingular’s consolidated statement of income included in their Quarterly Report on Form 10-Q.

AT&T INC.

Dollars in millions except per share amounts

(a4)

The acquisition of BellSouth’s portion of Cingular will be accounted for as a step acquisition. In accordance with purchase accounting rules, BellSouth’s investment in Cingular will be adjusted to its fair value through purchase accounting adjustments. Accordingly, the Unaudited Pro Forma Condensed Combined Balance Sheet includes adjustments of $8,802 to eliminate BellSouth’s 40% ownership interest in Cingular’s historical goodwill and $11,085 to eliminate BellSouth’s interest in Cingular’s intangible assets.

(a5)

Of the total amount allocated to “Other Intangibles — Net,” approximately $12,500 represents BellSouth’s portion of the fair value of wireless licenses held by Cingular. These licenses are intangible assets with indefinite lives and, as such, are not subject to amortization. Additionally, AT&T has tentatively assigned approximately $5,300 to BellSouth’s portion of the fair value of Cingular’s customers acquired with an average asset life of 5 years. Amortization of these intangibles is reflected in the Unaudited Pro Forma Condensed Combined Statement of Income using the sum-of-the-months-digits method of amortization. Additionally, the final purchase price allocations, which will be based on third party appraisals, may result in different allocations for tangible and intangible assets than presented in these Unaudited Pro Forma Condensed Combined Financial Statements, and those differences could be material.

The sum-of-the-months-digits method is a process of allocation, not of valuation and reflects the belief that more revenues will be generated from the assets during the earlier years of their lives. Using the sum-of-the-months-digits method of amortization, which records a larger portion of the amortization expense earlier in the life of the assets, the expected amortization expense for the six months ended June 30, 2006 was $791.

(a6)

The Unaudited Pro Forma Condensed Combined Balance Sheet has been adjusted to reflect BellSouth’s portion of Cingular’s pension and postretirement benefit plans at fair value. The total adjustment of $23 represents 40 percent of the unrecognized net losses totaling $1 and $20 and 40 percent of the unrecognized prior services cost (benefit) totaling $4 and $(2) for Cingular’s pension and postretirement plans, respectively, as of June 30, 2006. Such amounts were reflected in the balance sheet based on the plans the adjustments relate to and whether such plans were in a net asset or net liability position.

(a7)

The Unaudited Pro Forma Condensed Combined Balance Sheet has been adjusted to report BellSouth’s portion of Cingular’s long-term debt due to external parties at fair value. BellSouth’s portion of the estimated fair value of Cingular’s long-term debt (including current maturities of long-term debt) was $4,999 at June 30, 2006, calculated using quotes or rates available for debt with similar terms and maturities, based on Cingular’s debt ratings at that time. BellSouth’s portion of the carrying value of Cingular’s long-term debt (including current maturities of long-term debt) is calculated based on the principal amount of the notes, net of premiums and/or unamortized discounts and was $5,233 at June 30, 2006, resulting in a proportional decrease to debt of $234. The carrying value of debt with an original maturity of less than one year approximates market value. None of this fair market value adjustment was attributed to current maturities of long-term debt.

AT&T INC.

Dollars in millions except per share amounts

(b)	This entry reflects the preliminary allocation of the purchase price to identifiable net assets acquired and liabilities assumed and the excess purchase price to Goodwill as follows:.

	Common Stock	Additional Capital	Total
Total consideration: Issuance of AT&T common stock to BellSouth shareholders	$2,401	$63,196	$65,597	(b1)

Book value of net asset acquired
BellSouth’s equity			$24,571
Elimination of BellSouth’s ownership percentage of Cingular’s goodwill and intangibles			(19,887)	(a4)
Fair value of BellSouth’s customer lists			10,200	(b3)
BellSouth’s portion of the fair value of Cingular’s customer lists			5,300	(a5)
BellSouth’s portion of the fair value of Cingular’s wireless licenses			12,500	(a5)
Preliminary fair value adjustments
BellSouth deferred activation and installation revenue			1,155	(b2)
BellSouth deferred activation and installation revenue			(1,155)	(b2)
BellSouth long-term debt			369	(b5)
BellSouth’s ownership percentage of Cingular’s long-term debt			234	(a7)
BellSouth’s pension and postretirement plans			(5,369)	(b4)
BellSouth’s ownership percentage of Cingular’s pension and postretirement plans			(23)	(a6)
Preliminary estimate of fair value of identifiable net assets (liabilities) acquired			$27,895
Goodwill			$37,702	(b2)

AT&T INC.

Dollars in millions except per share amounts

(b1)	The purchase price allocation included within these Unaudited Pro Forma Condensed Combined Financial Statements is based upon a purchase price of $65,597 calculated as follows:

BellSouth shares outstanding at June 30, 2006	1,812,000,000
Exchange ratio	1.325
AT&T common shares to be issued	2,400,900,000

Price per share [1]	$27.32
Aggregate value of AT&T consideration	$65,597

Value attributed to par at $1 par value	$2,401
Balance to capital in excess of par value	$63,196

1 Price per share is based on the average closing price of the AT&T common shares for the two days prior to, including and two days subsequent to the first trading day following public announcement of the merger on March 5, 2006.

It is assumed that all stock will be new issuances. However, AT&T may issue treasury shares for a portion of the required AT&T common shares. The actual number of newly issued shares of AT&T common stock or treasury shares to be delivered in connection with the merger will be based upon the number of BellSouth common shares issued and outstanding when the merger closes.

(b2)

The Unaudited Pro Forma Condensed Combined Financial Statements reflect a preliminary allocation of the purchase price to tangible assets and liabilities and unless otherwise noted in b3 through b5, fair values approximate historical book values as of June 30, 2006, including for PP&E. The remaining unallocated purchase price was allocated to Goodwill.

The final purchase price allocations, which are based on third party appraisals, may result in different allocations for tangible and intangible assets than presented in these Unaudited Pro Forma Condensed Combined Financial Statements, and those differences could be material. The following table is presented for illustrative purposes and provides the estimated annual impact on pro forma net income for every incremental $1,000 assigned to PP&E in the final purchase price allocation. Depreciation of these assets is calculated utilizing the straight-line method over the lives shown.

Lives in years	Estimated Depreciation Expense	Net income impact	Per share impact
3	$ 333	$ 206	$0.03
10	100	62	0.01
20	50	31	0.00

The Unaudited Pro Forma Condensed Combined Balance Sheet reflects the reclassification of $1,606 of BellSouth’s capitalized software, which was recorded as an intangible asset and to eliminate deferred activation-related revenue and expense of $1,155 (see note d2).

(b3)

Of the total amount allocated to “Other Intangibles — Net,” AT&T has tentatively identified approximately $10,200 for customers acquired from BellSouth with an average asset life of 6 years. Amortization of these intangibles is reflected in the Unaudited Pro Forma Condensed Combined Statement of Income using the sum-of-the-months-digits method of amortization. However, the final method of amortization will be based in such a way as to allocate as equitably

AT&T INC.

Dollars in millions except per share amounts

as possible, to periods during which the intangible assets are expected to contribute to AT&T’s future cash flow.

The sum-of-the-months-digits method is a process of allocation, not of valuation and reflects the belief that more revenues will be generated from the assets during the earlier years of their lives. Using the sum-of-the-months-digits method of amortization, which records a larger portion of the amortization expense earlier in the life of the assets, the expected amortization expense for the six months ended June 30, 2006 was $1,403.

The following table is presented for illustrative purposes and provides the estimated annual impact on pro forma net income for every incremental $1,000 assigned to amortizable intangible assets in the final purchase price allocation (since it is an illustration, the table below should not be substituted for the quarterly pro forma results shown in these pro forma financial statements). Amortization of these assets is utilizing the sum-of-the-months digits method over the lives shown and the first year of amortization is displayed. Expense for each year thereafter will decrease.

Lives in years	Estimated Amortization Expense	Net income impact	Per share impact
3	$ 550	$340	$ 0.05
5	357	221	0.04
9	209	129	0.02

(b4)

The Unaudited Pro Forma Condensed Combined Balance Sheet has been adjusted to reflect BellSouth’s pension and postretirement benefit plans at fair value. The total adjustment of $5,369 represents unrecognized net loss of $709 and $2,282 and unrecognized prior services cost (benefit) and unrecognized net obligation of $(323) and $2,701 for BellSouth’s pension and postretirement plans, respectively, as of June 30, 2006. Such amounts were reflected in the balance sheet based on adjustments to the individual plans and whether such plans were in a net asset or net liability position, resulting in increases of $6 to assets and $5,375 to liabilities.

(b5)

The Unaudited Pro Forma Condensed Combined Balance Sheet has been adjusted to report BellSouth’s long-term debt at fair value. The estimated fair value of BellSouth’s long-term debt (including current maturities of long-term debt) was $14,588 at June 30, 2006, calculated using quotes or rates available for debt with similar terms and maturities, based on BellSouth’s debt ratings at that time. The carrying value of BellSouth’s long-term debt (including current maturities of long-term debt) is calculated based on the principal amount of the notes, net of premiums and/or unamortized discounts and was $14,957 at June 30, 2006, resulting in a total decrease to debt of $369. The carrying value of debt with an original maturity of less than one year approximates market value. None of this fair market value adjustment was attributed to current maturities of long-term debt.

(b6)	The Unaudited Pro Forma Condensed Combined Balance Sheet has been adjusted to eliminate the historical shareholders’ equity accounts of BellSouth.

AT&T INC.

Dollars in millions except per share amounts

(c)

The Unaudited Pro Forma Condensed Combined Statement of Income has been adjusted to reflect Cingular as a wholly-owned subsidiary of AT&T rather than as a joint venture, thereby eliminating amounts recorded as equity in net income of affiliates by AT&T and BellSouth from Cingular and to eliminate the following items:

(c1)

The Unaudited Pro Forma Condensed Combined Statement of Income has been adjusted by $1,140 to eliminate intercompany operating revenues and cost of sales expenses between Cingular and AT&T and BellSouth. Operating revenues and expenses consist primarily of access and long-distance services and commission revenue. Other revenues and expense adjustments of $233 consist primarily of interest on shareholder loans and advances to Cingular.

(c2)

The Unaudited Pro Forma Condensed Combined Statement of Income has been adjusted to reflect lower amortization of prior service cost and unrealized losses due to BellSouth’s portion of the adjustment of Cingular’s pension and postretirement plans to fair value (see note a6). The adjustment reflects BellSouth’s portion of the elimination of amounts recorded by Cingular in the first six months of 2006 for amortization of unrecognized prior service benefit and amortization of losses for pension and postretirement benefits of less than $1 and are reflected on the Unaudited Pro Forma Condensed Combined Statement of Income in the cost categories in which the expenses would have been charged, based on the expected allocation to our labor force.

(c3)

The Unaudited Pro Forma Condensed Combined Statement of Income has been adjusted to reflect increased interest expense of $13 due to BellSouth’s portion of the adjustment of Cingular’s long-term debt to fair value (see note a7). The difference between the fair value and the face amount of each borrowing is amortized on a straight-line basis as a reduction to interest expense over the remaining term of the borrowing, based on the maturity date.

(c4)

The Unaudited Pro Forma Condensed Combined Statement of Income has been adjusted $282 to reflect the elimination of BellSouth’s portion of Cingular’s historical intangible asset amortization (see note a4).

(d)

The Unaudited Pro Forma Condensed Combined Statement of Income includes the results of BellSouth’s operations for the six-month period ended June 30, 2006 and has been adjusted to eliminate the following items:

(d1)

The Unaudited Pro Forma Condensed Combined Statement of Income has been adjusted by $387 to eliminate certain intercompany revenues and expenses between AT&T and BellSouth, consisting primarily of switched access, Unbundled Network Element-Platform (UNE-P) and high-capacity transport services, which include DS1s and DS3s (types of dedicated high-capacity lines), and SONET (a dedicated high-speed solution for multisite businesses). Other intercompany transactions and ending intercompany balances are immaterial.

(d2)

BellSouth defers revenue from activation-related activities and recognizes the revenue over the life of the customer relationship. Associated expenses are also deferred but only to the extent of revenues and are recognized over the same period as the revenue. The Unaudited Pro Forma Condensed Combined Statement of Income has been adjusted to eliminate $317 of the amortization of this revenue and expense in accordance with fair value accounting.

(d3)

The Unaudited Pro Forma Condensed Combined Statement of Income has been adjusted to reflect lower amortization of prior service cost and unrealized losses due to the adjustment of BellSouth’s pension and postretirement plans to fair value (see note b4). The adjustment reflects the elimination of amounts recorded by BellSouth in the first six months for amortization of net unrecognized prior service cost

AT&T INC.

Dollars in millions except per share amounts

and transition obligation of $82 and net amortization of losses of $64 for pension and postretirement benefits and are reflected on the Unaudited Pro Forma Condensed Combined Statement of Income in the cost categories in which the expenses would have been charged, based on the expected allocation to our labor force.

(d4)

The Unaudited Pro Forma Condensed Combined Statement of Income has been adjusted by $48 to reflect lower interest expense due to the adjustment of BellSouth’s long-term debt to fair value (see note b5). The difference between the fair value and the face amount of each borrowing of $369 is amortized on a straight-line basis as an increase to interest expense over the remaining term of the borrowing, based on the maturity dates ranging from one to 91 years.

(e)

Pro forma combined basic earnings per common share is computed using the average of the daily closing market price and the number of shares outstanding per day for the reporting period and is based on the historical AT&T weighted average shares outstanding during the first six months of 2006 of 3.88 billion and the assumption that the 2.4 billion shares assumed to be issued by AT&T (see note b1) were outstanding for all of the first six months of 2006, calculated using net income.

Pro forma combined basic earnings per common share are calculated as follows (shares in millions):

AT&T weighted average shares outstanding at June 30, 2006	3,884
AT&T shares to be issued for BellSouth acquisition	2,401	(b1)
Pro Forma Combined weighted average shares outstanding at June 30, 2006	6,285

Pro forma combined diluted earnings per common share are based on the historical AT&T weighted average shares with dilution outstanding during the first six months of 2006 of 3.9 billion and the assumption that the 2.41 billion shares and equivalents (2.4 billion shares assumed to be issued by AT&T plus 7 million BellSouth weighted average common stock equivalents converted at the exchange ratio of 1.325) were outstanding for all of the first six months of 2006, calculated using net income.

Pro forma combined diluted earnings per common share are calculated as follows (shares in millions):

AT&T weighted average shares outstanding with dilution at June 30, 2006	3,903
AT&T shares to be issued for BellSouth acquisition	2,401	(b1)
Additional shares assumed issued for dilutive impact of BellSouth options outstanding at June 30, 2006 (7 shares converted at 1.325)	9
Pro Forma Combined weighted average shares outstanding with dilution at June 30, 2006	6,313

(f)

The Unaudited Pro Forma Condensed Combined Statement of Income has been adjusted to reflect the aggregate pro forma income tax effect of notes (c) through (d) and the amortization impact of items (a5) and (b3) of $662. The aggregate pre-tax effect of these adjustments is reflected as “Income Before Income Taxes” on the Unaudited Pro Forma Condensed Combined Statement of Income, which was taxed at the AT&T marginal tax rate of 38%.

Note 3. Federal Income Tax Consequences of the Merger

The Unaudited Pro Forma Condensed Combined Financial Statements assume that the merger qualifies as a tax-free reorganization for federal income tax purposes.